Exhibit 99.2

For more information, contact:

Name: McCall Butler

AT&T Corporate and Financial Communications

Phone: 404-986-0456

Email: mb8191@att.com

For Holders of Old Notes, contact:

Lucid Issuer Services Limited

Phone: 44 (0) 20 7704 0880

AT&T INC. ANNOUNCES EXPIRATION OF ITS CASH OFFERS

Dallas, Texas, February 23, 2018 — AT&T Inc. (NYSE: T) (“AT&T”) announced today the expiration of its five separate offers to purchase for cash (the “Cash Offers”), any and all of the outstanding notes listed in the table below which have a special mandatory redemption provision (collectively, the “Old Notes”), on the terms and subject to the conditions set forth in the Offer to Purchase dated February 15, 2018 (the “Offer to Purchase” and, together with the accompanying notice of guaranteed delivery and electronic transmission of certification of eligibility to participate, the “Cash Offer Documents”).

The Cash Offers expired at 5:00 p.m., New York City time, on February 22, 2018 (the “Cash Offer Expiration Date”). The “Cash Offer Settlement Date” will be promptly following the Cash Offer Expiration Date and is expected to be February 27, 2018. On the terms and subject to the conditions set forth in the Offer to Purchase, the table below provides the aggregate principal amount of each series of Old Notes validly tendered and not validly withdrawn at or prior to the Cash Offer Expiration Date and the aggregate principal amount of each series of Old Notes that AT&T expects to accept on the Cash Offer Settlement Date in connection with the Cash Offers.

Title of Series of Old Notes to be Purchased	Principal Amount Outstanding (mm)	ISIN No.	Principal Amount Tendered(1)(2)	Principal Amount AT&T Expects to Accept(2)
Floating Rate Global Notes due 2023	€1,250	XS1629866606	€11,650,000	€11,650,000
1.050% Global Notes due 2023	€750	XS1629865897	€5,200,000	€5,200,000
1.800% Global Notes due 2026	€1,750	XS1629866192	€500,000	€500,000
2.350% Global Notes due 2029	€1,500	XS1629866275	€400,000	€400,000
3.550% Global Notes due 2037	£1,000	XS1634248865	£825,000	£0

(1)	Reflects the aggregate principal amount of each series of Old Notes that have been validly tendered and not validly withdrawn as of the Cash Offer Expiration Date, based on information provided by the tender agent to AT&T.
(2)	The principal amounts tendered and expected to be accepted as reflected in the table above, do not include the aggregate principal amounts of Old Notes that may be validly tendered pursuant to guaranteed delivery procedures and accepted for purchase pursuant to the Cash Offers.

February 23, 2018 © 2018 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.

Based on the amount of Old Notes tendered in the Cash Offers and in accordance with the terms of the Cash Offers, AT&T expects to accept, on the Cash Offer Settlement Date, all of the Old Notes validly tendered and not validly withdrawn, other than the 3.550% Global Notes due 2037. The 3.550% Global Notes due 2037 will not be accepted because the minimum condition in the offer by AT&T to exchange the 3.550% Global Notes due 2037 pursuant to the Offering Memorandum, dated February 15, 2018, was not satisfied. Upon the terms and subject to the conditions set forth in the Cash Offer Documents, Cash Offer Eligible Holders (as defined below) who (i) validly tendered and who did not validly withdraw Old Notes at or prior to the Cash Offer Expiration Date or (ii) delivered a properly completed and duly executed notice of guaranteed delivery and all other required documents at or prior to the Cash Offer Expiration Date and who tender their Old Notes at or prior to 5:00 p.m., New York City time, on February 26, 2018 pursuant to guaranteed delivery procedures, and whose Old Notes are accepted for purchase by AT&T, will receive the applicable Total Consideration (as defined in the Offer to Purchase). Cash Offer Eligible Holders are required to electronically transmit the certification of eligibility to participate in the Cash Offers and are required to tender in the applicable minimum denominations in order to receive the applicable Total Consideration.

Upon the terms and subject to the conditions set forth in the Offer to Purchase, on the Cash Offer Settlement Date, AT&T expects to pay an aggregate total consideration of (i) €11,766,500 for the Floating Rate Global Notes due 2023, plus accrued and unpaid interest of €14,331.11; (ii) €5,252,000 for the 1.050% Global Notes due 2023, plus accrued and unpaid interest of €26,327.66; (iii) €505,000 for the 1.800% Global Notes due 2026, plus accrued and unpaid interest of €4,339.73 and (iv) €404,000 for the 2.350% Global Notes due 2029, plus accrued and unpaid interest of €4,532.60, in each case for the respective series of Old Notes validly tendered and accepted for purchase pursuant to the Cash Offers. The actual aggregate total consideration that will be paid on the Cash Offer Settlement Date is subject to change based on deliveries under the guaranteed delivery procedures and final validation of tenders. Interest will cease to accrue on the Cash Offer Settlement Date for all Old Notes accepted, including those tendered through the guaranteed delivery procedures. No further interest will be paid to the Cash Offer Eligible Holders who tender such Old Notes, including if a record date for an interest payment on such Old Notes has passed before the Cash Offer Settlement Date.

Only holders who were not (i) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and who were not (ii) non-U.S. persons (as defined in Rule 902 under the Securities Act) located outside of the United States within the meaning of Regulation S under the Securities Act, other than “retail investors” in the European Economic Area (for these purposes, a retail investor means a person who is one (or more) of: (x) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (y) a customer within the meaning of Directive 2003/71/EC, where that customer would not qualify as a

February 23, 2018 © 2018 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.	Page 2

professional client as defined in point (10) of Article 4(1) of MiFID II; or (z) not a qualified investor as defined in the Prospectus Directive), or non-“accredited investors”, as such term is defined in National Instrument 45-106 – Prospectus Exemptions and section 73.3(1) of the Securities Act (Ontario), located or resident in a province of Canada, were authorized to participate in the Cash Offers (“Cash Offer Eligible Holders”).

Only Cash Offer Eligible Holders who delivered an electronic submission of certification, certifying that they are a Cash Offer Eligible Holder, were authorized to participate in the Cash Offers.

This press release is not an offer to sell or a solicitation of an offer to buy any of the securities described herein. The Cash Offers were made solely by the Cash Offer Documents and only to such persons and in such jurisdictions as is permitted under applicable law.

Deutsche Bank AG, London Branch, Goldman Sachs & Co. LLC, Merrill Lynch International and RBC Europe Limited are acting as the Joint-Lead Dealer Managers for the Cash Offers. For additional information regarding the terms of the offer, please contact Deutsche Bank AG, London Branch at +44 (0)20 7545-8011, Goldman Sachs & Co. LLC at (800) 828-3182 (toll free) or (212) 902-6595 (collect), Merrill Lynch International at +44 20 7996 5420, RBC Europe Limited at (877) 381-2099 (toll free) or (212) 618-7843 (collect), or in Europe, at +44 20 7029 7420. Lucid Issuer Services Limited is acting as the tender agent and information agent for the Cash Offers. Questions or requests for assistance related to the Cash Offers or for additional copies of the Cash Offer Documents may be directed to Lucid Issuer Services Limited at +44 (0) 20 7704 0880. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Cash Offers. The Cash Offer Documents can be accessed at the following link: https://portal.lucid-is.com.

###

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this news release contains forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission and the Offer to Purchase related to the Cash Offers. AT&T disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise.

February 23, 2018 © 2018 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.	Page 3